Mueller Industries, Inc. Announcement
Regarding Covington, Tennessee Plant

COLLIERVILLE, Tenn., April 3rd, 2023 -- Mueller Industries, Inc. (NYSE: MLI) announced that its manufacturing plant located in Covington, Tennessee, was damaged by a tornado on Friday evening. All employees were safely located in shelters and were without injury. The extent of the damage is presently being assessed. The plant is one of our facilities that produces copper fittings, which are primarily used in building construction applications.

The Company has implemented plans to reallocate production to other Mueller facilities, relocate equipment to temporary alternative facilities, and secure third party sourcing arrangements. Along with existing inventories, the Company expects to provide ongoing and reliable supply to its customers. Finished goods were stored in distribution centers away from the Covington site, and those facilities are operating normally.

The losses, both property damage and business interruption, are expected to be covered by existing insurance policies and programs. Therefore, the Company believes that the impact of the tornado on the Company’s financial results should be immaterial.

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.
CONTACT
Jeffrey A. Martin
(901) 753-3226